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                                                                   Exhibit 99.2

                     OFF-LINE ADVERTISING PURCHASE AGREEMENT

         AGREEMENT (this "AGREEMENT") entered into as of September 1, 1999 by and between iTurf Inc., a Delaware corporation ("ITURF"), and MarketSource Corporation, a Delaware corporation ("MARKETSOURCE").

         WHEREAS, concurrently with or immediately after the execution of this Agreement, the parties hereto, the shareholders of T@PONLINE.COM, Inc., a New Jersey corporation (the "Company"), and iTurf Acquisition Corporation, a Delaware corporation ("MERGER SUB") are consummating a merger (the "Merger") contemplated by a Plan and Agreement of Merger dated August 9, 1999 (the "MERGER AGREEMENT");

         WHEREAS, as a material inducement to iTurf and Merger Sub to enter into the Merger Agreement, MarketSource has agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. PURCHASE AND SALE. ITurf hereby agrees to purchase from MarketSource, and MarketSource hereby agrees to sell to iTurf , advertising inventory (the "INVENTORY") on marketing vehicles owned or controlled by MarketSource in the amounts and at the prices set forth on SCHEDULE 1 attached hereto. The primary purpose of the purchase is to advertise and promote iTurf's and the Company's web properties.

         2.       [Deleted]

         3. PAYMENT TERMS. ITurf shall pay for the Inventory on terms consistent with the terms generally applicable to third party advertisers, as communicated from time to time by MarketSource to iTurf.

         4. QUALITY OF INVENTORY. The Inventory shall designated by MarketSource, subject to iTurf's and the Company's reasonable requests, and shall be of size and placement generally consistent with other inventory sold by MarketSource in the following high-school and college directed vehicles: Campus Trial Pak, Study Breaker, term Planner, The Campus Source, Sports
Illustrated/Campus Fest, Spring Into Action and High School Source (collectively, the "MARKETSOURCE NETWORK").

         5. PROHIBITION ON RESALE OF THE INVENTORY. iTurf may not resell the Inventory to third party advertisers without prior written approval of MarketSource, which approval shall not be unreasonably withheld or delayed.

         6.       [Deleted]

         7.       [Deleted]

         8. UNSOLD MARKETSOURCE INVENTORY. For a period of six months from the effectiveness of this Agreement, MarketSource shall provide iTurf a right of first offer on unsold inventory (as determined in accordance with MarketSource's standard sales practices in effect


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from time to time) on sites within the
MarketSource Network. In the event that any offer iTurf may make on such unsold inventory is not acceptable to MarketSource, MarketSource may sell, liquidate or otherwise dispose of such unsold inventory at its discretion.

         9.  [Omitted]

         10. [Omitted]

         11. NON-COMPETITION AGREEMENT. MarketSource shall not sell, or permits others to sell, MarketSource advertising inventory to Web sites or other interactive properties and publishers (e.g., Student Advantage, Alloy.com, Bolt.com) that are directly competitive with either Taponline.com or Web sites owned by iTurf as of the date of this Agreement.

         12. [Omitted]

         13. [Omitted]

         14. COMMISSIONS EARNED BY ITURF. In the event that iTurf uniquely sources (as defined in SCHEDULE 2 attached hereto) a sale of additional advertising inventory by MarketSource on the MarketSource Network (excluding Inventory purchased pursuant to Section 1 hereof) after having sold or used all the Inventory purchased by iTurf and the Company in that Fiscal Year, MarketSource shall pay iTurf a 30.0% commission on the net sales price received by MarketSource, unless such additional advertising inventory is inventory with significant expenses associated (including, by way of example, custom programs, sampling programs and events) in which case the commission shall be mutually agreed upon by the parties hereto. MarketSource shall have the right to accept or reject any additional advertising in its sole discretion. Notwithstanding anything to the contrary contained herein, it is understood that commissions shall be due on advertising sales to third parties which extend beyond the term hereof, provided the sales agreement was made during the term hereof.

         15. EFFECTIVENESS; TERM. This Agreement shall not become effective until the time of consummation of the merger contemplated by the Merger Agreement (the "EFFECTIVE TIME"). The term of this Agreement shall commence at the Effective Time and shall terminate at the end of Fiscal Year 2001 (as defined in SCHEDULE 1).

         16. MISCELLANEOUS.

                  16.1 ENTIRE AGREEMENT. This Agreement (which includes the schedules and exhibits hereto) sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

                  16.2 ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any right or obligation hereunder may be assigned or transferred without the written consent of the other parties, which shall not be unreasonably withheld or delayed, except that iTurf and/or the Company may assign this Agreement and its rights hereunder to any direct or indirect wholly-owned subsidiary of iTurf.

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                  16.3 NO THIRD PARTY BENEFICIARY. Except as otherwise expressly provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

                  16.4 PARAGRAPH HEADINGS. The paragraph or section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  16.5 SEVERABILITY. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                  16.6 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York. The state courts of the State of New York in New York County and, if the jurisdictional prerequisites exist at the time, the United States District Court for the Southern District of New York, shall have sole and exclusive jurisdictions to hear and determine any dispute or controversy arising under or concerning this Agreement. In any action or proceeding concerning such dispute or controversy, the parties consent to jurisdiction and waive personal service of any summons, complaint or other process; a summons or complaint in any such action or proceeding may be served by mail in accordance with Section
8.1 of the Merger Agreement.

                  16.7 COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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           [SIGNATURE PAGE TO OFF-LINE ADVERTISING PURCHASE AGREEMENT]


                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ITURF INC.


By:/s/ ALEX NAVARRO
   ---------------------------------
     Name:  Alex Navarro
     Title: Chief Operating Officer

MARKETSOURCE CORPORATION


By:/s/ Martin Levine
   ---------------------------------
     Name: Martin Levine
     Title: President

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SCHEDULE 1 TO OFF-LINE ADVERTISING PURCHASE AGREEMENT BETWEEN
T@PONLINE.COM, INC. AND MARKETSOURCE CORPORATION
-------------------

Fiscal Year*
Of Delivery       Price to iTurf                     Value of Inventory**
1999              $1,500,000                         $2,727,000
2000              $2,500,000                         $4,545,000
2001              $2,500,000                         $4,545,000

Within Fiscal Years 2000 and 2001, iTurf shall purchase at least 15% of the aggregate amount of Inventory required to be purchased by it in such Fiscal Year in each quarter.

ITurf must notify MarketSource in writing at least 90 days in advance of its commitment to advertising flight dates. However, iTurf should plan its advertising schedule with MarketSource at least six (6) months in advance to ensure space availability. If iTurf fails to provide timely notification to MarketSource, the risk of Inventory not being available shall be borne by iTurf and MarketSource shall not be obligated to deliver the Inventory requested.

Advertising Materials: iTurf is responsible for providing appropriate advertising materials (e.g., color separations, duratrans for Campus Source postings, etc.) and meeting MarketSource's execution dates. MarketSource will provide such requirements and dates at least ninety (90) days in advance.

If iTurf requests that MarketSource assist in creative design, production assistance or advertising materials, then MarketSource will separately bill iTurf at its standard rates for such services.

* "Fiscal Year" means the calendar year, except that for purposes of this agreement, Fiscal Year 1999 means the period beginning on the date this Agreement becomes effective and concluding on December 31, 1999.

** Calculated based on MarketSource's rate card as in effect from time to time, except that the rate card applicable to the first Fiscal Year this agreement is attached hereto (prices do not include advertising production materials).

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